UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 29, 2007

SILVERSTAR HOLDINGS, LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	0-27494	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

Clarendon House, Church Street, Hamilton, HM CX, Bermuda

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-1422

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

        All of the information furnished in Item 2.02 and Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, except to the extent expressly set forth by specific reference in such filing.

        On August 29, 2007, Silverstar Holdings, Ltd. (the “Company”) issued a press release regarding the Company’s preliminary financial results for the fourth quarter of fiscal 2007. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        As recommended by the board of directors of the Company, at a special meeting of stockholders of the Company held on August 30, 2007, the stockholders adopted and approved the Company’s amended and restated bylaws (the “Amended and Restated By-Laws”) to provide that (i) the stockholders of the Company may take action by written resolution signed by the same majority as would be required at a meeting; (ii) the Company may deliver an “electronic record” of documents to its stockholders and others via electronic mode such as e-mail or website postings; and (iii) no specific titles are required for officers of the Company except for the “Secretary” and the Company may now appoint as officers persons who may or may not by directors. Attached as Exhibit 3.1 to this report and incorporated by reference into this Item 5.03 is the Amended and Restated By-Laws. Additional information regarding the Amended and Restated By-Laws is set forth on pages 13-14 in the Company's proxy statement filed with the Securities and Exchange Commission on August 10, 2007.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

3.1.	Amended and Restated By-Laws of the Company

99.1.	Press Release of the Company, dated August 29, 2007

SIGNATURES

        Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2007	SILVERSTAR HOLDINGS, LTD.

	By:	/s/ Clive Kabatznik

Name: Clive Kabatznik
Title: Chief Executive Officer